FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND

DEPARTMENT OF FINANCIAL INSTITUTIONS FOR THE STATE OF WISCONSIN
MADISON, WISCONSIN

In the Matter of                                                                            )                                                                                     CONSENT ORDER
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WATERSTONE BANK, SSB                                                     )
WAUWATOSA, WISCONSIN                                                 )                                                                                     FDIC-09-509b
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(STATE CHARTERED                                                               )
INSURED NONMEMBER BANK)                                            )
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WaterStone Bank, SSB, Wauwatosa, Wisconsin (“Bank”),  having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law, rule or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under  220.04 (9) of the Wisconsin Statutes, Wis. Stat. § 220.04 (9), regarding hearings before the Department of Financial Institutions for the State of Wisconsin ("WDFI") , and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“STIPULATION”) with representatives of  the Federal Deposit Insurance Corporation (“FDIC”) and the WDFI dated _____________________, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to asset quality and earnings, and violations of law, rule or regulation, the Bank consented to the issuance of a CONSENT ORDER  (“ORDER”) by the FDIC and the WDFI.

The FDIC and the WDFI considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices and violations of law, rule or regulation.  The FDIC and the WDFI, therefore, accepted the STIPULATION.
                Having also determined that the requirements for issuance of an order under 12 U.S.C. 1818(b) and 220.04 (9) of the Wisconsin Statutes, Wis. Stat. § 220.04 (9), have been satisfied, the FDIC and the WDFI HEREBY ORDER, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns take affirmative action as follows:

MANAGEMENT
1.           (a)           During the life of this ORDER, the Bank shall continue to have and retain qualified management.  Management shall be provided the necessary written authority to implement the provisions of this ORDER.  The qualifications of management shall be assessed on its ability to:
(i)	Comply with the requirements of this ORDER;
(ii)	Operate the Bank in a safe and sound manner;
(iii)	Comply with applicable laws, rules, and regulations; and
(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
(b)           During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the Administrator Division of Banking, of the WDFI

(“Administrator”).  For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

MANAGEMENT PLAN
2.           (a)           Within 90 days from the effective date of this ORDER, the Bank shall retain an independent third party acceptable to the Regional Director of the FDIC’s Chicago Regional Office (“Regional Director”) and the Administrator, who will develop a written analysis and assessment of the Bank’s management needs (“Management Study”) for the purpose of providing qualified management for the Bank.
(b)           The Bank shall provide the Regional Director and the Administrator with a copy of the proposed engagement letter or contract with the independent third party for review.
(c)           The Management Study shall be developed within 120 days from the effective date of this ORDER.  The management study shall include, at a minimum:
(i)	Identification of both the type and number of senior executive officer positions needed to properly manage and supervise the affairs of the Bank;
(ii)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;
(iii)
Evaluation of all Bank senior executive officers to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition;

(iv)	Evaluation of all Bank senior executive officer’s compensation, including salaries, director fees, and other benefits;
(v)
A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those senior executive officer positions identified by this paragraph of this ORDER.

(d)           Within 30 days after receipt of the Management Study, the Bank shall develop  a plan to implement the recommendations of the Management Study. If the Bank believes a recommendation contained in the Management Study should not be part of the plan the Board shall document its reasons therefore in the Board minutes with any dissenters noted.
(e)           A copy of the Management Study, and plan required by this paragraph shall be submitted to the Regional Director and the Administrator.

BOARD PARTICIPATION
3.           (a)           From the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, approving sound policies and objectives  for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size.
(b)           Within 30 days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with the ORDER.

CAPITAL
4.           (a)           From the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 8.5 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 12 percent.  For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
(b)           If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan.  Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the WDFI, 345 West Washington Street, 4th Floor, PO Box 7876, Madison, WI 53707-7876, for their review.  Any changes requested to be made in the materials by the FDIC or the WDFI shall be made prior to their dissemination.
(c)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.

The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

LOSS CHARGE-OFF
5.           As of the effective date of this Order the Bank shall charge off from its books and records any loan classified “Loss” in the Report of Examination dated June 1, 2009 (“ROE”).

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
6.           (a)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless a majority of the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank.  A copy of the statement shall be signed by each Director with any dissenting Directors noted, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
7.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall continue to comply with its written plan to reduce the Bank’s risk position in each asset in excess of $500,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The Bank shall revise its plan to include provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;
(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;
(iii)	Delineate areas of responsibility for loan officers;
(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and
(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
(b)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the WDFI.
(c)           A copy of the plan required by this paragraph shall be submitted to the Regional Director and Administrator.
(d)           While this ORDER remains in effect, the plan shall be revised to include assets which become more than 90 days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

LENDING AND COLLECTION POLICIES
8.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall review its written lending and collection policies to determine if such policies provide effective guidance and control over the Bank's lending function,  including specific guidelines for measuring, monitoring, and reporting problem credits.  In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank's loan portfolio.
(b)           The revisions to the Bank's loan policy and practices, required by this paragraph, at a minimum, shall incorporate the items discussed on pages 15 through 20 of the ROE.
(c)           Copies of the policies and revisions thereto required by this paragraph shall be submitted to the Regional Director and Administrator.
LOAN REVIEW
9.           (a)           Within 90 days from the effective date of this ORDER, the Bank shall develop a program of independent loan review that will provide for a periodic review of the Bank’s loan portfolio and the identification and characterization of problem credits.  At a minimum, the system shall provide for:

(i)
Prompt identification of loans with credit weaknesses that warrant the special attention of management, including the name of the borrower, the amount of the loan, the reason why the loan warrants special attention; and an assessment of the degree of risk that the loan will not be fully repaid according to its terms;

(ii)	Action plans to reduce the Bank’s risk exposure from each identified relationship;
(iii)
Prompt identification of all outstanding balances and commitments attributable to each obligor identified under the requirements of subparagraph (i), including outstanding balances and commitments attributable to related interests of such obligors, including the obligor of record, relationship to the primary obligor identified under subparagraph (i), and an assessment of the risk exposure from the aggregate relationship;

(iv)	Identification of trends affecting the quality of the loan portfolio, potential problem areas, and action plans to reduce the Bank’s risk exposure;
(v)	Assessment of the overall quality of the loan portfolio;
(vi)	Identification of credit and collateral documentation exceptions and an action plan to address the identified deficiencies;
(vii)	Identification and status of violations of law, rules, or regulations with respect to the lending function and an action plan to address the identified violations;
(viii)	Identification of loans that are not in conformance with the Bank’s lending policy and an action plan to address the identified deficiencies;
(ix)	Identification of loans to directors, officer, principal shareholders, and their related interests; and
(x)
A mechanism for reporting periodically, but in no event less than quarterly, the information developed in (i) through (ix), above, to the board of directors.  The report should also describe the action(s) taken by management with respect to problem credits.

                (b)           A copy of the program required by this paragraph shall be submitted to the Regional Director and the Administrator.

CONCENTRATIONS OF CREDIT
10.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall formulate, adopt and implement a written plan to manage each of the concentrations of credit identified on page 47 of the ROE in a safe and sound manner.  At a minimum, the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.
LIQUIDITY PLAN
11.           (a)           The Bank shall continue to comply with its contingency funding plan (“Liquidity Plan”).  The Liquidity Plan shall be reviewed and revised to identify sources of liquid assets to meet the Bank’s contingency funding needs over time horizons of one month, two months, and three months.  At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008 and specifically include provisions to reduce reliance on non-core funding sources.
(b)           A copy of the revised plan shall be submitted to the Regional Director and Administrator.

INTEREST RATE RISK
12.           (a)           Within 60 days of the effective date of this ORDER, the Bank shall have procedures for managing the Bank’s sensitivity to interest rate risk.  The procedures shall comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996), and the Joint Supervisory Statement on Investment Securities and End-User Derivative Activities (April 23, 1998).
(b)           A copy of the policy revisions and procedures required by this paragraph shall be submitted to the Regional Director and the Administrator.

PROFIT PLAN AND BUDGET
13           (a)           Within 60 days from the effective date of this ORDER, the Bank shall revise and update its current  profit plan and  budget for calendar years 2010 and 2011.
(b)           Within 30 days from the end of each calendar quarter following completion of the revised profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(d)           A copy of the revised plans and budgets required by this paragraph shall be submitted to the Regional Director and Administrator.

STRATEGIC PLAN
14.           (a)           Within 120 days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a realistic, comprehensive strategic plan.  The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components.  The written strategic plan shall address, at a minimum:
(i)	Strategies for pricing policies and asset/liability management; and
(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.
(b)           Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c)           The strategic plan required by this ORDER shall be revised 30 days prior to the end of each calendar year during which this ORDER is in effect. Thereafter the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors’ meeting, and the Bank shall implement and adhere to the revised plan.
(d)           Copies of the plan and revisions thereto required by this paragraph shall be submitted to the Regional Director and Administrator.
DIVIDEND RESTRICTION
15.                      As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and Administrator.

NOTIFICATION TO SHAREHOLDER
16.           Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication;

or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
17.             Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and Administrator written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.
This ORDER shall be effective upon its issuance by the FDIC and the WDFI.
The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the WDFI.

Pursuant to delegated authority.

Dated:

M. Anthony Lowe Regional Director Chicago Regional Office Federal Deposit Insurance Corporation	Michael J. Mach Administrator Department of Financial Institutions for the State of Wisconsin